EXHIBIT 10.8
Principal            Loan Date           Maturity
$200,000.00          06-13-2001          6-13-2002
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
Borrower: Shadows Bend Development, Inc.     Lender:   Gulf Coast Bank and Trust Company
          (TIN: 87-0617649)                            Commercial Lending
          200 Lafayette Street, Suite 750              1825 Veterans Memorial Blvd.
          Baton Rouge, LA   70804                      Metairie, LA   70005
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Grantor:  Diamond Holding LLC
          (TIN: 36-4447893)
          200 Lafayette Street, Suite 750
          Baton Rouge, LA 70804

PLEDGE OF COLLATERAL MORTGAGE NOTE          UNITED STATES OF AMERICA
BY: DIAMOND HOLDING LLC                     STATE OF LOUISIANA
                                            PARISH OF JEFFERSON
IN FAVOR OF:
     Gulf Coast Bank and Trust Company
     And Any Future Holder or Holders

     BE IT KNOWN, that on June 13, 2001;

     BEFORE ME, the undersigned Notary Public, and in the presence of the undersigned competent witnesses;

     PERSONALLY CAME AND APPEARED:

          SEE ATTACHED EXHIBIT;

WHO DECLARED THAT:

                           TERMS AND CONDITIONS:

COLLATERAL MORTGAGE NOTE. Desiring to secure the prompt and punctual payment and satisfaction of any and all present and future Indebtedness as may be outstanding from time to time, one or more times, in favor of Lender as provided herein, Grantor has executed a certain Collateral Mortgage Note dated June 13, 2001, in the amount of U.S. $500,000, payable to the order of BEARER, on demand, at the offices of Lender, a copy of which Note is attached to and expressly made a part of this Agreement by reference.

COLLATERAL MORTGAGE. The aforesaid Note is in turn secured by a Collateral Mortgage dated 06-13-2001, executed by Grantor in favor of Gulf Coast Bank and Trust Company, Commercial Lending and any future holder or holders of the aforesaid Note, affecting Grantor's real estate, as more specifically described in the Collateral Mortgage.

PLEDGE OF NOTE. AND NOW, in order to secure the prompt and punctual payment and satisfaction of any and all present and future Indebtedness including any renewals, substitutions and/or promissory note(s) whenever executed to evidence that Indebtedness, Grantor hereby pledges, transfers, conveys, delivers and grants a continuing security interest in the aforesaid Note to and in favor of Lender, together with any and all of Grantors rights, title, interest and obligations in, to and under the Collateral Mortgage securing said Note.

CONTINUING SECURITY INTEREST TO SECURE PRESENT AND FUTURE INDEBTEDNESS. Grantor affirms that Grantor's continuing security interest in the aforesaid Note is intended to and shall secure any and all of Borrower's and Grantor's present and future Indebtedness in favor of Lender, as may be outstanding from time to time, one or more times, including Borrower's loan and promissory note described herein, with the continuing preferences and priorities provided under Louisiana law.

DURATION OF AGREEMENT. This Agreement shall remain in full force and effect, and Lender shall have the right to continue to retain possession of aforesaid Note, until such time as this Agreement and the security interests created hereby are terminated and cancelled by Lender under a written cancellation instrument, and the Note is returned by Lender marked "PAID" or "CANCELLED."

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     Payment Default. Borrower fails to make any payment when due under the Indebtedness.

     Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

     Other Defaults In Favor of Lender. Borrower, Grantor, or any guarantor defaults under any other loan, extension of credit, security right, instrument, document, or agreement, or obligation in favor of Lender.

     Default under Mortgage. Grantor violates, or fails to comply fully with any of the terms and conditions of, or defaults under this Agreement or the Collateral Mortgage executed in connection herewith, and/or under any of the additional obligations incurred or assumed by Grantor hereunder or thereunder.

     Default in Favor of Third Parties. Grantor or any guarantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor's property subject to the aforesaid Collateral Mortgage or Grantor's or any guarantor's ability to perform their obligations under this Agreement or any of the Related Documents.

     Insolvency. Should the suspension, failure or insolvency, however evidenced, of any Borrower or any guarantor occur or exist.

     Readjustment of Indebtedness. Should proceedings for readjustment of Indebtedness, reorganization, composition or extension under any insolvency law, be brought by or against any Borrower or any guarantor.

     Assignment for the Benefit of Creditors. Should any Borrower or any guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.

     Receivership. Should a receiver of all of any part of Borrower's or Guarantor's property or the property of any Guarantor be applied for or appointed.

     Creditor Proceedings. Any other creditor attempts to take any of the property subject to Grantor's Collateral Mortgage, or any of Borrower's or Grantor's other property on which Lender may then have a lien or security interest. This includes a garnishment of any of Borrower's or Grantor's deposit accounts with Lender.

     Dissolution Proceeding. Proceedings for the dissolution or appointment of a liquidator of Grantor or any guarantor are commenced.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor or on Borrower's or Grantor's behalf under this Agreement, the Indebtedness, is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Insecurity. Lender in good faith believes itself insecure with regard to repayment of the Indebtedness.

LENDER'S RIGHTS TO ACCELERATE PAYMENT UPON DEFAULT. Should any one or more Events of Default occur or exist under this Agreement, as provided herein, Lender shall have the right, at its sole option, to accelerate the maturity of and declare immediately due and payable, in full, any and all of the Indebtedness secured by the aforesaid Note. Lender shall have the additional right, again at its sole option, to declare the aforesaid Note to be immediately due and payable, in principal, interest, costs and attorneys' fees. Lender shall then have the right, again at its sole option, to commence appropriate foreclosure proceedings under the aforesaid Collateral Mortgage and/or to exercise the additional remedies provided thereunder and/or hereunder.

ELECTION OF REMEDIES. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not
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exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies. Nothing under this Agreement or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default, or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or Borrower and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness. Lender's election to exercise any rights or remedies against a part, but not all, of the property subject to the Agreement shall not preclude Lender from, separately and subsequently, exercising the same or any other rights or remedies against any other part or parts of such property from time to time after the occurrence of any Event of Default, in such order as Lender may determine in Lender's sole discretion.

APPLICATION OF PROCEEDS. Any and all proceeds that Lender actually receives and collects, whether resulting from the public or private sale of the aforesaid Note or foreclosure under the aforesaid Collateral Mortgage, shall be applied first to reimburse Lender for its costs of collecting the same (including, but not limited to, any attorneys' fees incurred by Lender), and then to Additional Advances that Lender may make on Grantor's behalf as provided under the aforesaid Collateral Mortgage, together with interest thereon; with the balance being applied to principal, interest, costs, expenses, attorneys' fees and other fees and charges under the Indebtedness, in such order and with such preferences and priorities as Lender shall determine within its sole discretion.

PRESCRIPTION. Grantor hereby acknowledges and reaffirms the Indebtedness represented by the Note, and specifically interrupts and renounces the effect of any prescriptive period that may have commenced or run with respect to the Note.

TRANSFER OF INDEBTEDNESS. Grantor hereby recognizes and agrees that Lender may assign all or any portion of the Indebtedness to one or more third party creditors. Such transfers may include, but are not limited to, sales of participation interests in the Indebtedness. Grantor specifically agrees and consents to all such transfers and further waives any notice of any such transfers as may be provided for under applicable law. Grantor further agrees that, upon any transfer of all or any portion of the Indebtedness, Lender may transfer and deliver any of the collateral securing repayment of the Indebtedness (including, but not limited to, the aforesaid Note) to the transferee of such Indebtedness, and such transfers shall not affect the priority and ranking of the Collateral Mortgage, and such collateral shall secure any and all present and/or future Indebtedness in favor of such a transferee in principal, interest, costs, expenses, attorneys' fees and other fees and charges. Grantor additionally agrees that, after any such transfer has taken place, Lender shall be fully discharged from any and all liability and responsibility to Grantor with respect to any collateral so transferred, and the transferee thereafter shall be vested with all of the powers and rights with respect to such transferred collateral, with Lender retaining all powers and rights with respect to any of the pledged collateral that is not transferred to another party.

REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to Lender that:

     Ownership. Grantor is the legal and beneficial owner of and the obligor under the Note. Grantor's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Grantor and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Grantor's articles of organization or membership agreements, or any agreement or other instrument binding upon Grantor or (2) any law, governmental regulation, court decree, or order applicable to Grantor or to Grantor's properties.

     Validity; Binding Effect. This Agreement is binding upon Grantor and Grantor's successors and assigns and is legally enforceable in accordance with its terms.

     Continuing Validity. Any and all acts authorized pursuant to this Agreement and performed prior to the passage of this Agreement are hereby ratified and approved. This Agreement shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of Grantor's agreements or commitments in effect at the time notice is given.

INDEMNIFICATION OF LENDER. Grantor agrees to indemnity, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Lender's reasonable attorneys' fees in an amount not exceeding 25.000% of the principal balance due on the Indebtedness), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender, its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Agreement and the exercise of the rights and remedies granted Lender under this. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder.

MULTIPLE PLEDGE AGREEMENTS. Grantor recognizes and agrees that Grantor may have previously executed and may in the future execute one or more additional pledge or security agreements in favor of Lender under which Grantor may grant Lender a security interest in all or a part of the same Collateral. Should this occur, the execution of this Agreement and any additional pledge or security agreements on Grantor's part will not be construed as a cancellation, novation or modification of any of Grantor's pledge agreements or a repledge of Grantor's Note; it being Grantor's full intent and agreement that all of Grantor's pledge and security agreements (including this Agreement) shall be cumulative in nature and shall remain in full force and effect until such time as Lender should agree to cancel Grantor's pledge or security agreements under a written cancellation instrument.

EXECUTION OF ADDITIONAL DOCUMENT. Grantor agrees to execute all additional documents that Lender may deem necessary and proper, within its sole discretion, to better reflect the true intent of this Agreement. Grantor additionally agrees to execute whatever additional acknowledgments, and to furnish Lender with such other security, as Lender may require prior to the date on which repayment of the aforesaid Note may be barred under any applicable statute of limitations or prescriptive period.

PROTECTION OF LENDER'S SECURITY RIGHTS. Grantor agrees to appear in and to defend all actions or proceedings purporting to affect Lender's security rights and interests granted under this Agreement. In the event that Lender elects to defend any such action or proceeding, Grantor agrees to reimburse Lender for Lender's costs associated therewith, including without limitation, Lender's reasonable attorneys' fees, which additional costs and expenses shall be secured by this Agreement.

WAIVERS. Grantor hereby waives presentment for payment, protest and notice of protest and of nonpayment, and all pleas of division and discussion with regard to the Indebtedness. Grantor agrees that Grantor shall remain liable together with Borrower and any and all guarantors, endorsers and sureties of the Indebtedness on a "joint and several" or "solidary" basis. Grantor further agrees that discharge or release of any party, or extension of time for payment, or any delay in enforcing any rights granted to Lender, will not cause Lender to lose any of its rights under this Agreement or under the Indebtedness. Grantor is also waiving any defenses that may arise because of any action or inaction on Lender's part, including without limitation, any failure or delay of Lender to exercise or enforce any of its rights related to Grantor's Mortgage. Grantor additionally agrees that any waiver or forbearance on Lender's part shall be binding upon Lender only if agreed to in writing.

Grantor additionally agrees that Lender's acceptance of payments other than in accordance with the terms of any agreement or agreements governing repayment of the Indebtedness, or Lender's subsequent agreement to extend or modify such repayment terms, shall likewise not have the effect of releasing Grantor, and/or of releasing the Indebtedness, and/or any other party or parties guaranteeing payment of the Indebtedness from their respective obligations to Lender, and/or of releasing any other collateral directly or indirectly securing repayment of the Indebtedness. In addition, no course of dealing between Borrower and Grantor and Lender, nor any failure or delay on the part of Lender to exercise any of the rights and remedies granted under the aforesaid provisions, or under any other agreement or agreements by and between Borrower and Grantor and Lender, shall have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and remedies granted to Lender shall furthermore not constitute a waiver of any of Lender's other rights and remedies, it being Grantor's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Grantor further agrees that, upon the occurrence of any Event of Default under the aforesaid provisions, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender shall be binding upon lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance as to one Event of Default shall not constitute a waiver or forbearance as to any other default.

FURTHER COVENANTS.  Grantor further represents, warrants and agrees that:
(A) Grantor has agreed and consented to grant the security interest provided herein to secure payment of Borrower's Indebtedness in favor of Lender at Borrower's request and not at the request of Lender, (B) Grantor will receive and/or has received a direct or indirect material benefit from the transactions contemplated herein and/or arising out of Borrower's Indebtedness; (C) Grantor has established adequate means of obtaining information from Borrower on a continuing basis with regard to Borrower's financial condition; and (D) Lender has made no representations to Grantor as to the creditworthiness of Borrower. Grantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Grantor's risks with regard to Borrower's Indebtedness. Grantor further agrees that Lender shall have no obligation to disclose to Grantor any Information or material relating to Borrower's Indebtedness.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Louisiana. This Agreement has been accepted by Lender in the State of Louisiana.

     Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be
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     affected by illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

     Successors and Assigns Bound; Solidary Liability. Subject to any limitations set forth herein on transfer of the Indebtedness, this Agreement shall be binding upon and inure to the benefit of the parties, and their successors and assigns. In the event that there is more than one Grantor under this Agreement, all of the agreements and obligations made and/or incurred by any Grantor under this Agreement shall be on a "solidary" or "joint and several" basis. We further agree that any of us, acting alone or with others, may enter into additional loans and extensions of credit, and may incur additional liabilities and obligations in favor of Lender, all of which will automatically be secured by our Note, without the further agreement or concurrence of all of us.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meaning attributed to such terms in the Louisiana Commercial Laws (La. R.S. 10:9-101, et seq.):

     Additional Advance. The words "Additional Advance" mean any and all additional sums that Lender may advance on Grantor's behalf as provided under this Agreement.

     Agreement. The word "Agreement" means this Agreement and all subsequent amendments to this Agreement as it may be amended or modified from time to time.

     Borrower. The work "Borrower" means SHADOWS BEND DEVELOPMENT, INC., and all other persons and entities signing the Note in whatever capacity.

     Collateral Mortgage. The words "Collateral Mortgage" man the collateral mortgage as described in the Collateral Mortgage section of this Agreement.

     Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

     Grantor.  The word "Grantor" means DIAMOND HOLDING LLC.

     Indebtedness. The word "Indebtedness" means any an all present and future loans, extensions of credit, liabilities and obligations of every nature and kind that Borrower and Grantor may now and/or in the future owe to or incur in favor of Lender, including without limitation, the loan evidenced by a promissory note dated June 13, 2001, in the principal amount of $200,000, from Borrower to Lender, whether such loans, extensions of credit, liabilities and obligations are direct or indirect, absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, and whether secured or unsecured, in principal, interest, costs, expenses, attorneys' fees and other fees and changes, whether any such Indebtedness may be barred under any statute of limitations or prescriptive period or may be otherwise unenforceable or voidable for any reason.

     Lender. The word "Lender" means Gulf Coast Bank and Trust Company, its successors and assigns, and any subsequent holder or holder so the Note or any interest therein.

     Note. The word "Note" means the Collateral Mortgage Note as described in the Collateral Mortgage Note section of this Agreement.

     Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT DATED JUNE 13, 2001.

THUS DONE AND SIGNED, on the day, month and year first written above.

                                   GRANTOR:
                                   Diamond Holding, LLC

                                   Shadows Bend Development, Inc.
                                   Member of Diamond Holding, LLC

                                   By: /s/ Alvin Gautreaux, Jr.
                                       Alvin Gautreaux, Jr., Secretary of
                                       Shadows Bend Development, Inc.

                                   By: /s/ Michael Sciacchetano
                                       Michael Sciacchetano, President of
                                       Shadows Bend Development, Inc.
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